As filed with the Securities and Exchange Commission on August __, 2002
                                                      Registration No. 333-86834
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            -----------------------
                         POST EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                                   GENUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           CALIFORNIA                                 94-2790804
(STATE OR OTHER JURISDICTION OF                    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                  IDENTIFICATION NUMBER)

                              1139 KARLSTAD DRIVE
                              SUNNYVALE, CA 94089
                                 (408) 747-7120
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            -----------------------

                               WILLIAM W.R. ELDER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  GENUS, INC.
                              1139 KARLSTAD DRIVE
                              SUNNYVALE, CA 94089
                                 (408) 747-7120
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)
                            -----------------------

                                   Copies to:
                              MARIO M. ROSATI, ESQ.
                              MARK CASILLAS, ESQ.
                              WILLIAM GRAVES, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300
                            -----------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            -----------------------

     On April 24, 2002, Genus, Inc., a California corporation ("Genus"), filed its Registration Statement on Form S-3 (File No. 333-86834) (the "Registration Statement"), covering 726,980 shares of Genus Common Stock (the "Shares") to be sold by or for the account of certain prospective stockholders of Genus (the "Selling Stockholders"). On April 29, 2002, the Securities and Exchange Commission declared the Registration Statement effective.

     The Registration Statement was filed in order to register the resale of the Shares, which were to be issued upon the exercise of certain warrants dated May14, 2001 (the "Warrants") that were issued in conjunction with a private placement of Genus Common Stock exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

     The Company wishes to remove all of the Shares from registration at this time because none of such Shares were sold pursuant to the Registration Statement and the Warrants have been fully exercised or terminated by the Company, pursuant to the terms therein.

     Accordingly, the Company hereby de-registers the 726,980 Shares (such number being equal to the total number of Shares initially registered under the Registration Statement) registered pursuant to the Registration Statement remaining unsold thereunder.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August __, 2002.


                                              GENUS,  INC.

                                              By:  /s/  Shum  Mukherjee
                                                   ----------------------------
                                                   Shum Mukherjee
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mario M. Rosati and Mark Casillas, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendment to this Post-Effective Amendment No. 1 to Registration Statement on Form S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the date indicated:

            SIGNATURE                 TITLE                          DATE
---------------------------  -----------------------            ----------------
/s/ William W.R. Elder       Chairman of the Board, President
---------------------------  and Chief Executive Officer         August 23, 2002
   (William W.R. Elder)      (Principal Executive Officer)

/s/ Shum Mukherjee           Chief Financial Officer
---------------------------  (Principal Financial and            August 23, 2002
     (Shum Mukherjee)        Accounting Officer)

/s/ Todd S. Myhre            Director                            August 23, 2002
---------------------------
     (Todd S. Myhre)

/s/ Mario M. Rosati          Director  and  Secretary            August 23, 2002
---------------------------
    (Mario M. Rosati)

/s/ G. Frederick Forsyth     Director                            August 23, 2002
---------------------------
  (G. Frederick Forsyth)

/s/ George D. Wells          Director                            August 23, 2002
---------------------------
    (George D. Wells)

/s/ Robert J. Richardson     Director                            August 23, 2002
---------------------------
  (Robert J. Richardson)